CERTIFICATE OF AMENDMENT OF
                            ARTICLES OF INCORPORATION

                            EASTERN STAR MINING, INC.

     We the undersigned, Alan W. Peryam, President, and James H. Petersen, Secretary, of Eastern Star Mining, Inc., do hereby certify:

     That the Board of Directors of said corporation at a meeting duly convened and held by written consent effective on the 9th day of May, 1997, adopted a resolution to amend the Restated Articles of Incorporation as heretofore amended, to change the name of the corporation, as follows:

          Article FIRST is hereby amended to read in its entirety as follows:

          FIRST: The name of the corporation is Eastern Star Holdings, Inc.

     The number of shares of the corporation outstanding and entitled to vote on the Amendment to the Articles of Incorporation is 771,702; that the said change in the name of the corporation and the Amendment to the Articles of Incorporation have been consented to and approved by the unanimous written consent of stockholders holding at least a majority of each class of stock of the corporation outstanding and entitled to vote thereof.


                                         /s/   Alan W. Peryam
                                         --------------------------------------
                                         Alan W. Peryam



                                         /s/ James H. Petersen
                                         --------------------------------------
                                         James H. Petersen

STATE OF COLORADO )
    CITY AND      )   ss.
COUNTY OF DENVER  )

     On May 22, 1997, personally appeared before me, a notary public, Alan W. Peryam and James H. Petersen, who acknowledged that they executed the above Certificate of Amendment to the Articles of Incorporation and that the facts stated therein are true.

         My commission expires:  2/27/00

                                         /s/ Bobbie L. Knight
                                         --------------------------------------
                                         Notary Public